Exhibit (h)(2)(a)

AMENDMENT NO. 1

TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT NO. 1 to the Transfer Agency and Service Agreement (“Amendment No. 1”) dated as of June 25, 2007 between AXA Enterprise Funds Trust (“Fund”) and Boston Financial Data Services (“Transfer Agent”).

The Fund and the Transfer Agent agree to modify and amend the Transfer Agency and Service Agreement dated as of June 3, 2005 between the Fund and the Transfer Agent (“Agreement”) as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Fund is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE FUNDS TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Steven M. Joenk	By:	/s/ D. Mark Scovell
	Steven M. Joenk		D. Mark Scovell
	President and Chairman		Senior Vice President

SCHEDULE A

June 25, 2007

AXA Enterprise Global Financial Services Fund

AXA Enterprise Socially Responsible Fund

AXA ENTERPRISE FUNDS TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Steven M. Joenk	By:	/s/ D. Mark Scovell
	Steven M. Joenk		D. Mark Scovell
	President and Chairman		Senior Vice President